LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

TO WHOM IT MAY CONCERN:

Pursuant to the authorization set forth in the instructions for the filing of Form 3, Form 4 and Form 5, respectively (hereinafter referred to as the "Reports"), under the requirements of the Securities Exchange Act of 1934, as amended, the undersigned hereby designates and authorizes each of BRUCE H. SCHINDLER, D. BURT ARRINGTON, GARY S. TASHJIAN, and PATRICIA E. DONNELLY to execute and file, or cause to be filed, such Reports, and any amendments thereto, on behalf of the undersigned, with the Securities and Exchange Commission and any other proper bodies at any time when the filing of said Reports is in order, containing such information as BRUCE H. SCHINDLER, D. BURT ARRINGTON,GARY S. TASHJIAN, and PATRICIA E. DONNELLY may deem advisable.

The authority of BRUCE H. SCHINDLER, D. BURT ARRINGTON, GARY S. TASHJIAN, and PATRICIA E. DONNELLY under this authorization shall continue until the undersigned is no longer required to file Reports with regard to the undersigned's ownership of or transactions in securities of Brighthouse Financial, Inc., unless earlier revoked by the undersigned in writing.

The undersigned acknowledges that BRUCE H. SCHINDLER, D. BURT ARRINGTON, GARY S. TASHJIAN, and PATRICIA E. DONNELLY are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

/s/Christine M. DeBiase
June 27, 2017